Exhibit 23.2









                          Independent Auditors' Consent



The Board of Directors
First Tennessee National Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the registration of 3,000,000 shares of common stock under the First Tennessee National Corporation 2003 Equity Compensation Plan of our report dated February 21, 2003, with respect to the consolidated statement of condition of First Tennessee National Corporation (the Company) as of December 31, 2002 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, which report is incorporated by reference in the Company's 2002 Annual Report on Form 10-K, and to all references to our firm included therein.

Our report refers to our audit of the adjustments that were applied for the restatements of the 2001 and 2000 consolidated financial statements, as more fully described in Notes 1 and 22 to the consolidated financial statements, and the revision described in Note 7 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such adjustments.





/s/ KPMG LLP

October 20, 2003








                                Exhibit 23.2 - 1